Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated June 16, 2020, appearing in the Annual Report on Form 11-K of the Enbridge Employee Services, Inc. Employees’ Savings Plan for the year ended December 31, 2019.

/s/ McConnell & Jones LLP

Houston, Texas

November 16, 2020